Exhibit 99.1

Press Release

July 26, 2018

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES NET INCOME, DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported that second quarter 2018 net income was $6.8 million, or $0.41 per diluted common share. This compares to second quarter 2017 net income of $6.4 million, or $0.39 per diluted common share. On July 25, 2018, the Company’s Board of Directors declared a regular quarterly dividend of $0.20 per common share. The dividend is payable on August 22, 2018, to stockholders of record on August 8, 2018.

For the first six months of 2018, net income was $14.1 million, or $0.86 per diluted common share, up from $12.5 million, or $0.76 per diluted common share, for the first six months of 2017.

“Our second quarter financial results for 2018 were solid,” commented Dave Nelson, President and Chief Executive Officer of the Company. “Year-over-year earnings growth benefited from the lower corporate tax rate but was tempered by rising interest rates and the resulting increased cost of funds. We remain optimistic about the remainder of the year and are proud to celebrate West Bank’s 125th anniversary in 2018. Management remains deeply committed to serving our customers, communities and stockholders.”
Brad Winterbottom, West Bank President, said, “We continue to see strong growth opportunities in all the markets we serve. We believe the Bank is well positioned with solid growth, asset quality and capital levels, and an experienced and seasoned team. The current environment, though, is not without its challenges given the flat yield curve and a very competitive lending environment. We look to the remainder of 2018 with enthusiasm, encouraged by our ability to generate organic growth in both loans and core deposits.” Winterbottom also commented, “To meet the changing needs of our customers and improve the efficiency of our resources, West Bank will consolidate the Iowa City and Coralville branches this fall. Eastern Iowa customers will continue to be served by our team at the Coralville branch and through our online and mobile banking platforms.”

Eastern Iowa Market President, Jim Conard, commented, “We are pleased to have recently earned the business of several locally owned companies, contributing to the Eastern Iowa market’s nearly 12 percent loan growth during the first six months of 2018.  Our banking team’s strategy of growth through service to our customers and community was highlighted this month by the leadership of Minda Hamann, West Bank 1st Vice President, who served as chair of Coralville’s 4thFest Parade.”

“Our momentum in Rochester continued through the second quarter of 2018, with total loans outstanding increasing 8 percent during the first six months of 2018 and an active pipeline of new business,” said Mike Zinser, Rochester Market President. “In addition to strong business loan growth, our personal banking team continues to expand our consumer base, helping to grow our market’s deposits by more than 9 percent during the first six months of 2018.”  Zinser concluded, “Based on our increased referral activity, we believe that Rochester business owners and local professionals are spreading the word about the value our team and business model provide.  More business owners are joining the trend of choosing a bank that specializes in commercial banking, rather than a retail bank trying to make it work for them.”

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of our financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, July 27, 2018. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until August 10, 2018, by dialing 877-344-7529. The replay passcode is 10115037.

About West Bancorporation, Inc. (Nasdaq: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight offices in the Des Moines metropolitan area, one office in Iowa City, Iowa, one office in Coralville, Iowa, and one office in Rochester, Minnesota.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and nonbank competitors; changes in local, national and international economic conditions; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; and any other risks described in the “Risk Factors” sections of other reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	June 30, 2018	June 30, 2017
Assets
Cash and due from banks	$36,964	$42,617
Federal funds sold	28,139	4,169
Investment securities available for sale, at fair value	526,793	322,597
Investment securities held to maturity, at amortized cost	—	46,317
Federal Home Loan Bank stock, at cost	9,202	11,081
Loans	1,534,404	1,435,379
Allowance for loan losses	(16,518)	(16,486)
Loans, net	1,517,886	1,418,893
Premises and equipment, net	22,053	23,072
Bank-owned life insurance	33,928	33,284
Other assets	22,201	15,557
Total assets	$2,197,166	$1,917,587

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$381,281	$386,246
Interest-bearing:
Demand	326,567	339,821
Savings	1,004,926	690,341
Time of $250 or more	29,382	13,102
Other time	149,773	145,565
Total deposits	1,891,929	1,575,075
Short-term borrowings	860	15,160
Long-term borrowings	117,153	146,506
Other liabilities	4,872	5,960
Stockholders’ equity	182,352	174,886
Total liabilities and stockholders’ equity	$2,197,166	$1,917,587

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
CONSOLIDATED STATEMENTS OF INCOME	2018	2017	2018	2017
Interest income
Loans, including fees	$17,168	$16,042	$33,642	$31,011
Investment securities	3,192	2,054	6,367	3,859
Other	177	70	258	87
Total interest income	20,537	18,166	40,267	34,957
Interest expense
Deposits	3,798	1,781	6,810	2,976
Short-term borrowings	52	23	79	69
Long-term borrowings	1,388	1,269	2,663	2,430
Total interest expense	5,238	3,073	9,552	5,475
Net interest income	15,299	15,093	30,715	29,482
Provision for loan losses	—	—	150	—
Net interest income after provision for loan losses	15,299	15,093	30,565	29,482
Noninterest income
Service charges on deposit accounts	627	631	1,276	1,231
Debit card usage fees	433	458	832	898
Trust services	575	436	1,020	828
Increase in cash value of bank-owned life insurance	152	163	310	317
Gain from bank-owned life insurance	—	—	—	307
Realized investment securities gains (losses), net	(25)	229	(25)	226
Other income	261	399	523	669
Total noninterest income	2,023	2,316	3,936	4,476
Noninterest expense
Salaries and employee benefits	4,775	4,449	9,288	8,786
Occupancy	1,258	1,131	2,481	2,228
Data processing	674	708	1,350	1,396
FDIC insurance	165	150	327	363
Write-down of premises	333	—	333	—
Other expenses	1,753	1,734	3,466	3,442
Total noninterest expense	8,958	8,172	17,245	16,215
Income before income taxes	8,364	9,237	17,256	17,743
Income taxes	1,600	2,872	3,108	5,272
Net income	$6,764	$6,365	$14,148	$12,471

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2018
2nd Quarter	$0.42	$0.41	$0.20	$26.95	$22.65
1st Quarter	0.46	0.45	0.18	26.85	23.65

2017
4th Quarter	$0.26	$0.26	$0.18	$28.00	$23.40
3rd Quarter	0.40	0.39	0.18	24.75	20.90
2nd Quarter	0.39	0.39	0.18	24.60	21.40
1st Quarter	0.38	0.37	0.17	24.90	20.60
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended June 30,		Six Months Ended June 30,
SELECTED FINANCIAL MEASURES	2018	2017	2018	2017
Return on average assets	1.27%	1.33%	1.34%	1.34%
Return on average equity	15.15%	14.86%	15.96%	14.83%
Net interest margin	3.05%	3.44%	3.11%	3.46%
Efficiency ratio*	49.05%	45.93%	48.05%	46.38%

			As of June 30,
			2018	2017
Texas ratio*			1.07%	0.43%
Allowance for loan losses ratio			1.08%	1.15%
Tangible common equity ratio			8.30%	9.12%
* A lower ratio is more desirable.

Definitions of ratios:

•	Return on average assets - annualized net income divided by average assets.

•	Return on average equity - annualized net income divided by average stockholders’ equity.

•	Net interest margin(1) - annualized tax-equivalent net interest income divided by average interest-earning assets.

•
Efficiency ratio(1) - noninterest expense (excluding other real estate owned expense and write down of premises) divided by noninterest income (excluding net securities gains and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.

•	Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.

•	Allowance for loan losses ratio - allowance for loan losses divided by total loans.

•	Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.

(1) Non-GAAP measures - see reconciliation below.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands)

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in generally accepted accounting principles (GAAP). The following table reconciles the non-GAAP financial measures of net interest income, net interest margin and efficiency ratio on a fully taxable equivalent (FTE) basis to GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of net interest income and annualized net interest margin on an FTE basis to GAAP:
Net interest income (GAAP)	$15,299	$15,093	$30,715	$29,482
Tax-equivalent adjustment (1)	236	597	525	1,215
Net interest income on an FTE basis (non-GAAP)	$15,535	$15,690	$31,240	$30,697
Average interest-earning assets	$2,044,821	$1,832,132	$2,028,846	$1,789,565
Net interest margin on an FTE basis (non-GAAP)	3.05%	3.44%	3.11%	3.46%

Reconciliation of efficiency ratio on an FTE basis to GAAP:
Net interest income on an FTE basis (non-GAAP)	$15,535	$15,690	$31,240	$30,697
Noninterest income	2,023	2,316	3,936	4,476
Adjustment for realized investment securities (gains) losses, net	25	(229)	25	(226)
Plus: losses on disposal of premises and equipment, net	—	15	—	15
Adjusted income	$17,583	$17,792	$35,201	$34,962
Noninterest expense	$8,958	$8,172	$17,245	$16,215
Adjustment for write-down of premises	(333)	—	(333)	—
Adjusted expense	$8,625	$8,172	$16,912	$16,215
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	49.05%	45.93%	48.05%	46.38%

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent in 2018 and 35 percent in 2017, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial performance. It is a standard measure of comparison within the banking industry.